Exhibit 99.1

The Washington Post Company Renamed
Graham Holdings

WASHINGTON—November 18, 2013—The Washington Post Company (NYSE:WPO) announced today that it will change its name to Graham Holdings Company, effective November 29, 2013.

The Company’s new ticker symbol will be GHC, also effective November 29.

These changes are pursuant to the Company’s agreement with Jeffrey P. Bezos following the sale of The Washington Post newspaper and other publishing businesses, which closed on October 1, 2013.

The Company owns Kaplan, a leading global provider of educational services to individuals, schools and businesses, with programs that include higher education, test preparation, language instruction and professional training; Post–Newsweek Stations: WDIV–Detroit (NBC), KPRC–Houston (NBC), WPLG–Miami (ABC), WKMG–Orlando (CBS), KSAT–San Antonio (ABC) and WJXT–Jacksonville (independent); Cable ONE, headquartered in Phoenix, AZ, serving small-city subscribers in 19 midwestern, western and southern states, providing digital video, Internet and phone service to homes and businesses; The Slate Group (Slate, Slate V, theRoot and Foreign Policy); Social Code, a leading social marketing solutions partner dedicated to driving cross-platform ROI; Celtic Healthcare, a provider of home healthcare and hospice services; and Forney Corporation, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.

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Contact:	Rima Calderon calderonr@washpost.com (202) 334-6617